Exhibit 10.1

AMENDMENT NO. 2

TO

DEVELOPMENT AND MANUFACTURING SERVICES AGREEMENT

This Amendment No. 2 (the “Amendment”) to the DEVELOPMENT AND MANUFACTURING SERVICES AGREEMENT is entered into on January 30, 2014 by and between Radius Health Inc., a Delaware corporation, with its principal office at 201 Broadway — 6th floor, Cambridge, MA 02139, United States of America (“RADIUS”), and LONZA Sales Ltd, a Swiss company having an address at Muenchensteinerstrasse 38, CH-4002 Basel, Switzerland (together with its Affiliates, “Manufacturer”), and upon execution will be incorporated into the Development and Manufacturing Services Agreement between RADIUS and Manufacturer dated October 16, 2007 (the “Original Agreement”), as amended to date.  Capitalized terms in this Amendment will have the same meanings as set forth in the Agreement, as amended to date.

WHEREAS, RADIUS and Manufacturer are parties to the Original Agreement; and

WHEREAS, RADIUS and Manufacturer are parties to Amendment No. 1, entered into on May 19, 2011, to the Original Agreement (such Amendment No. 1 together with the Original Agreement, the “Agreement”); and

WHEREAS, the Parties desire to further amend the Agreement as set forth herein.

NOW THEREFORE, in consideration of the above premises and the mutual covenants herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.                                      Amendment to Section 14.1.  The Parties hereby agree to extend the term of the Agreement to December 31, 2015, unless earlier terminated pursuant to Section 14 of the Agreement.  Any further extensions of the term shall be mutually agreed by the Parties.

2.                                      Ratification.  All lawful actions taken by RADIUS and Manufacturer which are consistent with the terms of the Agreement are hereby authorized, approved and ratified, regardless of whether any such actions were taken prior to the date of this Amendment.

3.                                      Remainder of Agreement.  Except as modified by this Amendment, all other terms and provisions of the Agreement shall remain in full force and effect in accordance with their terms.

4.                                      Entire Agreement.  This Amendment and the Agreement supersede all other prior agreements, understandings, representations and warranties, oral or written between the parties hereto in respect of the subject matter hereof.

5.                                      Governing Law; Jurisdiction.  This Amendment shall be construed, interpreted and enforced in accordance with the internal substantive laws of the State of New York, without reference to the choice of law doctrine of such state.

6.                                      Counterparts; Delivery.  This Amendment may be executed in any number of counterparts, each of which shall for all purposes be deemed an original and all of which shall constitute the same instrument.  Delivery of an executed signature page of this Amendment by facsimile or other electronic transmission shall be as effective as delivery of an original executed counterpart of this Amendment.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective authorized representatives effective as of the date first above written.

LONZA SALES LTD		RADIUS HEALTH, INC.

By:	/s/ Sven Frie	By:	/s/ B.N. Harvey

Name:	Sven Frie	Name:	B.N. Harvey

Title:	Head of Business Dev.	Title:	CFO

By:	/s/ Nadia Zieger

Name:	Nadi Zieger

Title:	Legal Counsel